Exhibit 99.1

                       Dr. Thomas F. Gajewski Joins Point
                     Therapeutics' Clinical Advisory Board



    BOSTON--(BUSINESS WIRE)--Feb. 7, 2005--Point Therapeutics (NASDAQ:POTP) today announced that Thomas F. Gajewski MD, PhD has joined Point Therapeutics' Clinical Advisory Board.
    Dr. Gajewski is an Associate Professor in the Departments of Pathology and Medicine and the Ben May Institute, and Leader of the Immunology and Cancer Program at the University of Chicago Cancer Research Center. He received his medical training and PhD in immunology at the University of Chicago. His post-doctoral studies were conducted on T cell activation and anti-tumor immunity, also at the University of Chicago as well as at the Ludwig Institute for Cancer Research in Belgium. Dr. Gajewski also has a fellowship in hematology/oncology from University of Chicago's Department of Medicine. His clinical research includes the regulation of anti-tumor immune responses, melanoma biology and immunotherapy of melanoma.
    "We are delighted to have Dr. Gajewski join our clinical advisory board," said Maggie Uprichard, Point's Senior Vice President of Drug Development. "Dr. Gajewski's expertise in immunotherapies and melanoma will be especially valuable in the two phase 2 metastatic melanoma trials that we are currently conducting with our lead product candidate, talabostat. We also look forward to the valuable clinical insight he will bring to the Company as we continue the clinical development of talabostat."
    In addition to Dr. Gajewski, Point's Clinical Advisory Board is comprised of:

    -- Casey Cunningham, M.D., Associate Director of the Mary Crowley Research Center in the Sammons Cancer Center of Baylor
        University's Medical Center.

    -- George Demetri, M.D. Director, Center for Sarcoma and Bone Oncology, Dana Farber Cancer Institute, and Associate
        Professor of Medicine, Harvard Medical School.

    --  Janice Dutcher, M.D., Professor of Medicine at New York
        Medical College, and Associate Director for Clinical Affairs at Our Lady of Mercy Cancer Center, Bronx, NY.

    --  Michael Gordon, M.D., Associate Director for the Arizona
        Cancer Center - Greater Phoenix Area, and Associate Professor of Medicine in the Section of Hematology/Oncology for the University of Arizona College of Medicine.

    -- John Nemunaitis, M.D., Director of the Mary Crowley Medical Research Center and Director of the US Oncology (USON) phase 1 research program.

    --  Eric Rowinsky, M.D., Director of the Institute for Drug
        Development of the Cancer Therapy and Research Foundation in San Antonio, Texas and Clinical Professor of Medicine
        (Division of Medical Oncology) at the University of Texas
        Health Science Center.

    -- Ravi Salgia, M.D., Ph.D., Director of the Thoracic Oncology Research Program, Associate Professor of Medicine at the
        University of Chicago's Pritzker School of Medicine.

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for a variety of cancers, certain hematopoietic disorders, type 2 diabetes and as vaccine adjuvants. Our lead product candidate, talabostat (PT-100), is in Phase 2 clinical trials and is an orally-active small molecule which, through a novel mechanism of action, has the potential to inhibit the growth of malignant tumors and to reconstitute the hematopoietic system.
    In 2004, Point initiated four Phase 2 clinical studies in three different tumor types. These studies include evaluating talabostat in combination with Taxotere(R) in advanced non-small cell lung cancer, as a single agent and in combination with cisplatin in advanced metastatic melanoma, and in combination with rituximab in subjects with advanced chronic lymphocytic leukemia. Point is also developing talabostat as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments. Our portfolio also includes two compounds in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain external funding to finance,
(iii) the operations obtain the necessary regulatory approvals, and
(iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 16, 2004, and from time to time in Point's other reports filed with the Securities and Exchange Commission.


    CONTACT: Point Therapeutics, Inc., Boston
             Richard N. Small, 617-933-2136
             or
             The Trout Group
             Investor Relations:
             Ritu Baral, 212-477-9007 ext. 25